AS FILED WITH THE SECURITIES AND EXCHANGE
                         COMMISSION ON JANUARY 22, 2003

                                                  Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           DOUBLE EAGLE PETROLEUM CO.
                           --------------------------
             (Exact name of registrant as specified in its charter)

           Maryland                                                  83-02114692
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

777 Overland Trail (P.O. Box 766), Casper, Wyoming                         82602
--------------------------------------------------                   -----------
(Address of Principal Executive Offices)                             (Zip  Code)

                           DOUBLE EAGLE PETROLEUM CO.
                    2003 STOCK OPTION AND COMPENSATION PLAN,
                             2002 STOCK OPTION PLAN
                             2000 STOCK OPTION PLAN
                           2001 STOCK OPTION AGREEMENT
                                       AND
                            2002 EMPLOYMENT AGREEMENT
                    ----------------------------------------
                           (Full titles of the plans)

                          Stephen H. Hollis, President
                           Double Eagle Petroleum Co.
                        777 Overland Trail (P.O. Box 766)
                              Casper, Wyoming 82602
                        ---------------------------------
                     (Name and address of agent for service)

                                 (307) 237-9330
                                 --------------
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Alan L. Talesnick, Esq.
                             Francis B. Barron, Esq.
                                Patton Boggs LLP
                         1660 Lincoln Street, Suite 1900
                             Denver, Colorado 80264
                                 (303) 830-1776


                                             CALCULATION OF REGISTRATION FEE

========================== ============================= ===================== ====================== ======================
 Title of securities to            Amount to be            Proposed maximum      Proposed maximum           Amount of
      be registered                 registered            offering price per    aggregate offering      registration fee
                                                                 unit                price (3)
-------------------------- ----------------------------- --------------------- ---------------------- ----------------------
Common Stock underlying
options under Stock             800,000 shares (1)            $4.531(2)            $4,197,722.50             $386.19
Option Plans
-------------------------- ----------------------------- --------------------- ---------------------- ----------------------
Common Stock issuable
upon exercise of Option           20,000 shares               $4.531(4)             $90,620.00                $8.34
Agreement (4)
-------------------------- ----------------------------- --------------------- ---------------------- ----------------------
Common Stock (5)                  10,000 shares                $6.00(3)             $60,000.00                $5.52
-------------------------- ----------------------------- --------------------- ---------------------- ----------------------
Totals                            830,000 shares                                   $4,348,342.50             $400.05
========================== ============================= ===================== ====================== ======================

(1) Consists of 300,000 shares issuable pursuant to the 2003 Stock Option And
Compensation Plan (the "2003 Plan"), 300,000 shares issuable pursuant to the
2002 Stock Option Plan (the "2002 Plan"), and 200,000 shares issuable pursuant to the 2000 Stock Option Plan (the "2000 Plan" and, together with the 2003 Plan and 2002 Plan, the "Plans").

(2) The amount shown is the highest exercise price per share for outstanding options. For information concerning offering prices used to calculate the Amount
Of Registration Fee, see footnote (3) below.

(3) The Proposed Maximum Aggregate Offering Price was calculated using the exercise price of the options previously granted for the shares underlying those options and pursuant to Rule 457(h) using the average of the high and low reported sales prices of the Company's common stock on the Nasdaq SmallCap Stock
Market on January 17, 2003, which is within five business days of the date of filing (January 22, 2003) of this registration statement, for shares for which exercise price is unknown because options representing those shares have not yet been granted and for the 10,000 shares issued to Robert Brady (see footnote (5) below).

(4) Consists of 20,000 shares issuable pursuant to the Stock Option Agreement dated January 25, 2001 between the Company and Stephen H. Hollis (the "Option
Agreement").

(5) These shares were issued to Robert Brady, Vice President of Engineering and
Operations of the Company, pursuant to the terms of his Employment Agreement dated as of May 6, 2002.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     This registration statement relates to two separate prospectuses.

     Items 1 and 2 and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitutes the first prospectus relating to offers by us and our employees of 800,000 shares of common stock to be issued pursuant to our Option Plans and up to 20,000 shares issuable pursuant to the Option Agreement and 10,000 shares issued pursuant to an employment agreement. Pursuant to the requirements and Form S-8 and Rule 428, the information specified in Part I of Form S-8 will be sent to Plan participants as specified by Rule 428(b)(1). The second prospectus, referred to as the re-offer prospectus, relates to the re-offer or resale of any shares which are deemed to be "control securities" or "restricted securities" under the Securities Act.

                                                              REOFFER PROSPECTUS


                           DOUBLE EAGLE PETROLEUM CO.
                         830,000 Shares Of Common Stock



     This prospectus relates to the transfer of up to 830,000 shares of common stock of Double Eagle Petroleum Co. by the selling stockholders identified in this prospectus. The shares have been or will be acquired by the selling stockholders pursuant to grants of stock options under our 2000 Stock Option Plan, 2002 Stock Option Plan and 2003 Stock Option And Compensation Plan, and pursuant to a stock option agreement and an employment agreement.

     The selling stockholders have not entered into any underwriting arrangements. The prices for our shares may be the market prices prevailing at the time of transfer, prices related to the prevailing market prices, or negotiated prices. Brokerage fees or commissions may be paid by the selling stockholders in connection with sales of our shares. We will not receive any of the proceeds from the sale of these shares. However, we will receive proceeds from the exercise of options to purchase shares of common stock that may be granted under the option plans and the stock option agreement.

     Our common stock is quoted on the Nasdaq SmallCap Stock Market under the symbol "DBLE". On January 17, 2003, the closing price of the common stock was $5.90 per share.

     Investing in our shares involves certain risks. See the "RISK FACTORS" section beginning on page 4.

     Neither the Securities And Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.











                The date of this prospectus is January 22, 2003.

                    ----------------------------------------

                                TABLE OF CONTENTS

                    ----------------------------------------




PROSPECTUS SUMMARY...........................................................  1


RISK FACTORS.................................................................  2


THE COMPANY..................................................................  4


PROSPECTIVE SELLING STOCKHOLDERS.............................................  4


PLAN OF DISTRIBUTION.........................................................  6


DESCRIPTION OF SECURITIES....................................................  6


LEGAL MATTERS................................................................  6


EXPERTS......................................................................  6


SECURITIES AND EXCHANGE COMMISSION POSITION ON CERTAIN INDEMNIFICATION.......  6


WHERE YOU CAN FIND MORE INFORMATION..........................................  7


INCORPORATION OF INFORMATION WE FILE WITH THE SEC............................  8

                               PROSPECTUS SUMMARY

     The following summary highlights information contained in this prospectus. It may not be complete and may not contain all the information that you should consider before investing in the common stock. You should read this entire prospectus carefully, including the "RISK FACTORS" section.


The Company         We explore for, develop, produce and sell crude oil and
                    natural gas. We concentrate our activities in areas in which we believe we have accumulated detailed geologic knowledge and developed significant management experience. Our current areas of exploration and development are focused in:

                    o    the Moxa Arch in southwestern Wyoming
                    o    the Powder River Basin in northeastern Wyoming
                    o    the Washakie Basin in south central Wyoming
                    o    the Wind River Basin in central Wyoming, and
                    o    the Christmas Meadows area in northeastern Utah

                    As of August 31, 2002, we owned interests in a total of approximately 380 gross, 22.2858 net, producing wells.

The Offering        The selling stockholders may sell a total of up to 285,000 shares of common stock. The shares will be acquired by the selling stockholders pursuant to our stock option plans, a separate stock option agreement and an employment agreement.

                    The shares may be sold at market prices or other negotiated prices. The selling stockholders have not entered into any underwriting arrangements for the sale of the shares.

                    We will not receive any proceeds from the sale of common stock by the selling stockholders. If the options are issued to the selling stockholders and subsequently exercised, we will use the proceeds from those exercises for general and administrative expenses and working capital.


Company Offices     Our offices are located at 777 Overland Trail (P.O. Box
                    766), Casper, Wyoming 82602, telephone number (307)
                    237-9330.

                                  RISK FACTORS

     Prospective investors should carefully consider, together with the other information herein, the following factors that affect us.

Risk Factors

     In evaluating the Company, careful consideration should be given to the following risk factors, in addition to the other information included or incorporated by reference in this Prospectus. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock.

We have had operating losses in the past.

     We have reported net losses for the fiscal year ended August 31, 2002 and for other previous years. There is no assurance that our current or future operations will be profitable.

We depend on a key employee.

     We are highly dependent on the services of Stephen H. Hollis, our Chief Executive Officer, President and Treasurer. The loss of Mr. Hollis could have a material adverse effect on us. We do carry "key man" life insurance on Mr. Hollis in the amount of $1,000,000.

We cannot predict the future price of oil and natural gas.

     Our revenues, profitability and liquidity are substantially dependent upon prevailing prices for oil and natural gas, which can be extremely volatile and in recent years have been depressed by excess total domestic and imported supplies. Prices also are affected by actions of state and local agencies, the United States and foreign governments, and international cartels. In addition, sales of oil and natural gas are seasonal in nature, leading to substantial differences in cash flow at various times throughout the year. These external factors and the volatile nature of the energy markets make it difficult to estimate future prices of oil and natural gas. Any substantial or extended decline in the price of oil and/or natural gas would have a material adverse effect on our financial condition and results of operations, including reduced cash flow and borrowing capacity. All of these factors are beyond our control.

We could be adversely impacted by changes in the oil and gas market.

     The marketability of our oil and gas production depends in part upon the availability, proximity and capacity of gas gathering systems, pipelines and processing facilities. Federal and state regulation of oil and gas production and transportation, general economic conditions, changes in supply and changes in demand all could adversely affect our ability to produce and market its oil and natural gas. If market factors were to change dramatically, the financial impact could be substantial because we would incur expenses without receiving revenues from the sale of production. The availability of markets is beyond our control.

We may be unable to find additional reserves.

     Our revenues depend on whether we acquire or find additional reserves. Unless we acquire properties containing proved reserves or conduct successful exploration and development activities, or both, our proved reserves will decline as reserves are produced. Our planned exploration and development projects may not result in significant additional reserves. We may be unable to drill productive wells at low reserve replacement costs.

Our stock price may be adversely impacted by our choice of accounting method.

     We use the "successful efforts" method for capitalizing costs of completed oil and gas wells. Under the successful efforts method, only the costs attributable to successful exploratory wells and the costs of development wells within a producing field are reflected in property and equipment. Producing and non-producing properties are evaluated periodically and, if conditions warrant, an impairment allowance is provided. The impairment allowance is a one-time charge to earnings which does not impact cash flow from operating activities, but may result in a negative impression in the investment community and lower stock prices.

Oil and gas operations are inherently risky.

     The nature of the oil and gas business involves a variety of risks, including the risks of operating hazards such as fires, explosions, cratering, blow-outs, and encountering formations with abnormal pressures. The occurrence of any of these risks could result in losses. We maintain insurance against some, but not all, of these risks. Management believes that the level of insurance against these risks is reasonable and is in accordance with customary industry practices. The occurrence of a significant event, however, that is not fully insured could have a material adverse effect on our financial position and results of operations.

New government regulation and environmental risks could increase our costs.

         The production and sale of oil and gas are subject to a variety of federal, state and local government regulations. These include:

          o    the prevention of waste
          o    the discharge of materials into the environment
          o the conservation of oil and natural gas, pollution, permits for drilling operations, drilling bonds, reports concerning operations
          o    the spacing of wells
          o    the unitization and pooling of properties

     Many jurisdictions have at various times imposed limitations on the production of oil and gas by restricting the rate of flow for oil and gas wells below their actual capacity to produce. Because current regulations covering our operations are subject to change at any time, and despite our belief that we are in substantial compliance with applicable environmental and other government laws and regulations, we may incur significant costs for compliance in the future.

Our prices may be impacted adversely by new taxes.

     The federal, state and local governments in which we operate impose taxes on the oil and gas products we sell. In the past, there has been a significant amount of discussion by legislators and presidential administrations concerning a variety of energy tax proposals. In addition, many states have raised state taxes on energy sources and additional increases may occur. We cannot predict whether any of these measures would have an adverse impact on oil and natural gas prices.

Our reserves and future net revenues may differ significantly from our estimates.

     The documents incorporated by reference into this Prospectus contain estimates of our reserves and future net revenues. We prepared these estimates and they were then reviewed by an independent petroleum engineer. The estimates of reserves and future net earnings are not exact and are based on many variable and uncertain factors; therefore, the estimates may vary substantially depending, in part, on the assumptions made and may be subject to adjustment either up or down in the future. The actual amounts of production, revenues, taxes, development expenditures, operating expenses, and quantities of recoverable oil and gas reserves to be encountered may vary substantially from the estimated amounts. In addition, estimates of reserves also are extremely sensitive to the market prices for oil and gas.

There is limited liquidity in our shares.

     There is a limited market for our shares and an investor cannot expect to liquidate his investment regardless of the necessity of doing so. The prices of our shares are highly volatile. Due to the low price of the securities, many brokerage firms may not effect transactions and may not deal with them as it may not be economical for them to do so. This could have an adverse effect on developing and sustaining the market for our shares securities. In addition, there is no assurance that an investor will be in a position to borrow funds using our shares as collateral.

                                   THE COMPANY

     We explore for, develop, produce and sell crude oil and natural gas. We concentrate our activities in areas in which we believe we have accumulated detailed geologic knowledge and developed significant management experience. Our current areas of exploration and development are focused in:

o    the Moxa Arch in southwestern Wyoming
o    the Powder River Basin in northeastern Wyoming
o    the Washakie Basin in south central Wyoming
o    the Wind River Basin in central Wyoming, and
o    the Christmas Meadows area in northeastern Utah

     As of August 31, 2002, we owned interests in a total of approximately 380 gross, 22.2858 net, producing wells.

     Our common stock is traded on the Nasdaq SmallCap Market under the ticker symbol "DBLE." On January 17, 2003, the last sale price was $5.90 per share of common stock. Our corporate office is located at 777 Overland Trail (P.O. Box
766), Casper, Wyoming 82602. Our telephone number is (307) 237-9330 and our fax number is (307) 266-1823.

     This prospectus relates to the resale of shares which have been or may be acquired by certain persons upon exercise of options that were granted under our stock option plans, a separate stock option agreement and an employment agreement.

                        PROSPECTIVE SELLING STOCKHOLDERS

     There are an aggregate of 830,000 shares of common stock reserved for issuance under the option plans, a separate stock option agreement and an employment agreement. The shares are covered by the registration statement on Form S-8, of which this prospectus is a part, which was filed with the SEC.

     The 830,000 shares of common stock, the resales of which are covered by this prospectus, consist of shares that have been or may be acquired by key employees and persons upon the exercise of options granted under the option plans, a separate stock option agreement and an employment agreement.

     The following table sets forth the name and position of each prospective selling stockholder, the number of our shares of the common stock owned as of the date of this prospectus (including shares which may be acquired pursuant to the exercise of outstanding options), and the number of shares and the percentage owned assuming the sale of all the shares covered by this prospectus.


                                                                                 After Offering
--------------------------------------------------------------------------------------------------
                                                                 Number Of
                                              Number Of Shares     Shares
                                               Owned Prior To    Covered By    Number Of
        Name                   Position           Offering       Prospectus     Shares     Percent
--------------------------------------------------------------------------------------------------

Stephen H. Hollis (1)      Chief Executive       721,200(1)       125,000       596,200      9.0%
2037 S. Poplar           Officer, President,
Casper, Wyoming 82601       Treasurer, and
                               Director

D. Steven Degenfelder       Vice President       150,463(2)       100,000        50,463       *

Carol A. Osborne              Secretary           71,042(3)        50,000        21,042       *

Robert Brady              Vice President of       10,600(4)        10,000           600       *
                           Engineering and
                              Operations
Total                                                             285,000
--------------------------------------------------------------------------------------------------
---------------

*Less than one percent.

(1) Includes options held by Mr. Hollis purchase 50,000 shares for $3.09375 per share that expire January 26, 2003 (including 30,000 shares underlying options issued under the 2000 Plan and 20,000 shares underlying the Option Agreement), options issued under the 2000 Plan to purchase 50,000 shares for $4.531 per share that expire January 25, 2004 and options issued under the 2002 Plan to purchase 25,000 shares for $3.80 per share that expire on January 24, 2005. In addition to 246,200 shares owned directly by Mr. Hollis, the table above includes 350,000 shares of common stock owned by Hollis Oil & Gas Co. Mr. Hollis is an officer, director and 51 percent owner of Hollis Oil & Gas Co.

(2) Consists of 50,463 shares, options under the 2000 Plan to purchase 40,000 shares for $3.09375 per share until January 26, 2003, options under the 2000 Plan to purchase 40,000 shares for $4.531 per share until January 25, 2004 and options under the 2002 Plan to purchase 20,000 shares for $3.80 per share until January 24, 2005

(3) Consists of 21,042 shares, options under the 2000 Plan to purchase 20,000 shares for $3.09375 per share until January 26, 2003, options under the 2000 Plan to purchase 20,000 shares for $4.531 per share until January 25, 2004 and options under the 2002 Plan to purchase 10,000 shares for $3.80 per share until January 24, 2005

(4) Includes 10,000 restricted shares of common stock issued to Mr. Brady pursuant to his Employment Agreement.

                              PLAN OF DISTRIBUTION

     The 830,000 shares covered by this prospectus will be offered, if at all, by certain of our stockholders, and not by us. If any of these shares are sold by a prospective selling stockholder, they will be sold on behalf of that person and it is anticipated that the shares may be offered pursuant to direct sales to private persons and in open market transactions. The prospective selling stockholders may offer the shares to or through registered broker-dealers who will be paid standard commissions or discounts by the prospective selling stockholders. The prospective selling stockholders have not informed us of any agreements with brokers to sell any or all of the shares which may be offered under this prospectus.

     Of the 830,000 shares which may be offered pursuant to this prospectus, 275,000 underlie options that currently are outstanding. If the options to acquire all 275,000 shares are exercised, we will receive proceeds of $1,047,722.50, which proceeds will be added to our working capital.

                            DESCRIPTION OF SECURITIES

     Our authorized capital consists of 10,000,000 shares of $.01 par value common stock. There were 6,501,518 shares of common stock issued and outstanding as of November 15, 2002. Each share of our outstanding common stock is entitled to share equally with each other share of common stock in dividends from legally available sources, when, as, and if declared by our Board and, upon liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets that are available for distribution to the holders of the common stock. Each holder of common stock is entitled to one vote per share for all purposes, except that in the election of directors, each holder shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose, and the holders of common stock have no preemptive rights, redemption rights or rights of conversion with respect to the common stock. All outstanding shares of common stock and all shares underlying the warrants when issued will be fully paid and nonassessable by us. Our Board is authorized to issue additional shares of common stock within the limits authorized by our articles of incorporation and without stockholder action.

                                  LEGAL MATTERS

     Patton Boggs LLP, Denver, Colorado, has acted as our counsel in connection with this offering and has rendered an opinion concerning the validity of our shares offered by this prospectus. Attorneys employed at this law firm beneficially own approximately 35,000 shares of the our common stock.

                                     EXPERTS

     The audited financial statements of Double Eagle Petroleum Co. appearing in our Annual Report on Form 10-KSB for the year ended August 31, 2002 have been examined by Lovelett, Skogen & Associates P.C., independent auditors, as set forth in their report included in the Annual Report and incorporated in this prospectus by reference. Those financial statements are incorporated into this prospectus by reference in reliance upon the report of the accountants included with the financial statements and upon the authority of the accountants as experts in auditing and accounting.

     SECURITIES AND EXCHANGE COMMISSION POSITION ON CERTAIN INDEMNIFICATION

     The General Corporation Law of the State of Maryland (the "Maryland Code") provides for mandatory indemnification against reasonable expenses incurred by directors and officers of a corporation in connection with an action, suit or proceeding brought by reason of their position as a director or officer if they are successful, on the merits or otherwise, in defense of the proceeding. The

Maryland Code also allows a corporation to indemnify directors or officers in such proceedings if the director or officer acted in good faith, in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful.

     The Maryland Code permits a corporation to expand the rights to indemnification by a provision in its bylaws, by an agreement, by resolution of shareholders or directors not involved in the proceeding, or otherwise. However, a corporation may not indemnify a director or officer if the proceeding was one by or on behalf of the corporation and in the proceeding the director of officer is adjudged to be liable to the corporation. Our Bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary.

     In addition to the general indemnification described above, we have adopted, in our articles of incorporation, a provision under the Maryland Code that eliminates and limits certain personal liability of directors and officers for monetary damages for breaches of the fiduciary duty of care.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

     This prospectus constitutes a part of a registration statement on Form S-8 we filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement and exhibits thereto, and statements included in this prospectus as to the content of any contract or other document referred to are not necessarily complete. For further information, please review the registration statement and the exhibits and schedules filed with the registration statement.

     In each instance where a statement contained in this prospectus regards the contents of any contract or other document filed as an exhibit to the registration statement, you shall review the copy of that contract or other document filed as an exhibit to the registration statement for complete information. Those statements are furnished in all respects by this reference.

     We are subject to the informational requirements of the Exchange Act; and files reports, proxy statements and other information with the SEC in accordance with the Exchange Act. These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, these materials filed electronically by the Company with the SEC are available at the SEC's World Wide Web site at http://www.sec.gov. The SEC's World Wide Web site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Information about the operation of the SEC's public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to "incorporate by reference" the information we file with them, which means: incorporated documents are considered part of this prospectus; we can disclose important information to you by referring to those documents; and information we file with the Securities And Exchange Commission will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below, which were filed with the SEC under the Exchange Act:

     o    Our Annual Report on Form 10-KSB for the year ended August 31, 2002;

     o Our Quarterly Report on Form 10-QSB for the quarter ended November 30, 2002;

     o Our Proxy Statement dated January 7, 2003 concerning our Annual Meeting of Shareholders to be held on January 27, 2003; and

     o Any reports filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made under this prospectus.

     We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon request, a copy of any or all of the documents referred to above that have been or may be incorporated in this prospectus by reference. Requests for copies should be directed to Stephen H. Hollis, President, Double Eagle Petroleum Co., 777 Overland Trail (P.O. Box
766), Casper, Wyoming 82602, telephone (307) 237-9330.

                                     PART II

                     INFORMATION REQUIRED IN THE PROSPECTUS

Item 3. Incorporation Of Documents By Reference.
------------------------------------------------

     The documents listed in (a) through (e) below are incorporated by reference in this prospectus. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of the filing of such documents.

     (a)  Our Annual Report on Form 10-KSB for the year ended August 31, 2002;

     (b) Our Quarterly Report on Form 10-QSB for the quarter ended November 30, 2002;

     (c) Our Proxy Statement dated January 7, 2003 concerning our Annual Meeting of Shareholders to be held on January 27, 2003; and

     (d) Any reports filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made under this prospectus.

Item 4. Description Of Securities.
----------------------------------

     Our authorized capital consists of 10,000,000 shares of $.01 par value common stock. There were 6,501,518 shares of common stock issued and outstanding as of November 15, 2002. Each share of our outstanding common stock is entitled to share equally with each other share of common stock in dividends from legally available sources, when, as, and if declared by our Board and, upon liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets that are available for distribution to the holders of the common stock. Each holder of common stock is entitled to one vote per share for all purposes, except that in the election of directors, each holder shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose, and the holders of common stock have no preemptive rights, redemption rights or rights of conversion with respect to the common stock. All outstanding shares of common stock and all shares underlying the warrants when issued will be fully paid and nonassessable by us. Our Board is authorized to issue additional shares of common stock within the limits authorized by our articles of incorporation and without stockholder action.

Item 5. Interest Of Named Experts And Counsel.
----------------------------------------------

     Not Applicable.

Item 6. Indemnification Of Officers And Directors.
--------------------------------------------------

     Section 2-418 of the General Corporation Law of the State of Maryland (the "Maryland Code") provides for mandatory indemnification against reasonable expenses incurred by directors and officers of a corporation in connection with an action, suit or proceeding brought by reason of their position as a director or officer if they are successful, on the merits or otherwise, in defense of the proceeding. In addition, a corporation may indemnify directors or officers in such proceedings if the director or officer acted in good faith, in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful.

     The Maryland Code also permits a corporation to expand the rights to indemnification by a provision in its bylaws, by an agreement, by resolution of shareholders or directors not involved in the proceeding, or otherwise. However, a corporation may not indemnify a director or officer if the proceeding was one by or on behalf of the corporation and in the proceeding the director of officer is adjudged to be liable to the corporation.

     The Company's Bylaws provide that the Company is required to indemnify its directors and officers to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary. The Company also has adopted, in its Articles of Incorporation, a provision under
Section 2-405.2 of the Maryland Code that eliminates and limits certain personal liability of directors and officers for monetary damages for breaches of the fiduciary duty of care.

Item 7. Exemption From Registration Claimed.
--------------------------------------------

     Not Applicable.

Item 8. Exhibits.
-----------------

     4.1  Double Eagle Petroleum Co. 2003 Stock Option and Compensation Plan.
          (1)

     4.2  Double Eagle Petroleum Co. 2002 Stock Option Plan. (2)

     4.3  Double Eagle Petroleum Co. 2000 Stock Option Plan. (3)

     5.1 Opinion of Patton Boggs LLP concerning the legality of the securities being registered.

     10.1 Stock Option Agreement dated January 25, 2001 between the Company and Stephen H. Hollis.

     10.2 Employment Agreement dated May 6, 2002 between the Company and Robert Brady.

     23.1 Consent of Patton Boggs LLP (included in Opinion in Exhibit 5.1).

     23.2 Consent of Lovelett, Skogen & Associates P.C.

     24.1 Power of Attorney (included in Part II of this registration statement under the caption "Signature").

-------------------

(1) Incorporated by reference from our Proxy Statement on Schedule 14A filed with the SEC on January 9, 2003.
(2) Incorporated by reference from our Proxy Statement on Schedule 14A filed with the SEC on December 14, 2001.
(3) Incorporated by reference from our Proxy Statement on Schedule 14A filed with the SEC on December 20, 1999.

Item 9. Undertakings.
---------------------

(a) The undersigned Company undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act and are incorporated by reference to the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) For purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising out of the Securities Act may be permitted to directors, officers and controlling persons of Company pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, we certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 21st day of January, 2003.

                                      DOUBLE EAGLE PETROLEUM CO.


                                      By: /s/ Stephen H. Hollis
                                      ------------------------------
                                      Stephen H. Hollis, President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of the Registrant, by virtue of their signatures to this to the registration statement appearing below, hereby constitute and appoint Stephen H. Hollis, with full power of substitution, as attorney-in-fact in their names, place and stead to execute any and all amendments to this registration statement in the capacities set forth opposite their name and hereby ratify all that said attorney-in-fact or his substitutes may do by virtue hereof.

     Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                      Title                            Date
---------                      -----                            ----

/s/ Stephen H. Hollis          Chairman of the Board, Chief     January 21, 2003
---------------------          Executive Officer, President,
Stephen H. Hollis              Treasurer, and Director
                               (Principal Executive Officer
                               and Principal Financial and
                               Accounting Officer)

/s/ Roy G. Cohee               Director                         January 21, 2003
----------------
Roy G. Cohee

/s/ Ken M. Daraie              Director                         January 21, 2003
-----------------
Ken M. Daraie

                               Director                         January __, 2003
----------------
Beth McBride

/s/ Thomas A. Prendergast      Director                         January 21, 2003
-------------------------
Thomas A. Prendergast

                               Director                         January __, 2003
----------------------
Thomas J. Vessels

                                  Exhibit Index


     4.1  Double Eagle Petroleum Co. 2003 Stock Option and Compensation Plan.
          (1)

     4.2  Double Eagle Petroleum Co. 2002 Stock Option Plan. (2)

     4.3  Double Eagle Petroleum Co. 2002 Stock Option Plan. (3)

     5.1 Opinion of Patton Boggs LLP concerning the legality of the securities being registered.

     10.1 Stock Option Agreement dated January 25, 2001 between the Company and Stephen H. Hollis.

     10.2 Employment Agreement dated May 6, 2002 between the Company and Robert Brady.

     23.1 Consent of Patton Boggs LLP (included in Opinion in Exhibit 5.1).

     23.2 Consent of Lovelett, Skogen & Associates P.C.

     24.1 Power of Attorney (included in Part II of this registration statement under the caption "Signature").

-------------------

(1) Incorporated by reference from our Proxy Statement on Schedule 14A filed with the SEC on January 9, 2003.
(2) Incorporated by reference from our Proxy Statement on Schedule 14A filed with the SEC on December 14, 2002.
(3) Incorporated by reference from our Proxy Statement on Schedule 14A filed with the SEC on December 20, 1999.